Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Supreme Industries, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Herbert M. Gardner and Robert W. Wilson, or either of them, his true and lawful attorney in fact and agent, with the full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering, under the Securities Act of 1933, shares of Company’s Class A common stock (“Common Stock”) issuable upon the exercise of options granted under the Company’s Amended and Restated 2004 Stock Option Plan granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he may, might, or could do in person, hereby ratifying and confirming all that said attorney in fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney effective the 23rd day of January, 2009.

SIGNATURES	TITLE

/s/ Herbert M. Gardner	Chairman of the Board
Herbert M. Gardner	Chief Executive Officer, and
Director

/s/ William J. Barrett	Executive Vice President (Long Range
William J. Barrett	and Strategic Planning), Secretary,
and Director

/s/ Robert W. Wilson	President, Chief Operating
Robert W. Wilson	Officer, and Director

/s/ Jeffery D. Mowery	Vice President — Finance, Treasurer,
Jeffery D. Mowery	Chief Financial Officer, and Assistant
Secretary

/s/ Robert J. Campbell	Director
Robert J. Campbell

/s/ Thomas Cantwell	Director
Thomas Cantwell

/s/ Edward L. Flynn	Director
Edward L. Flynn

/s/ Mark C. Neilson	Director
Mark C. Neilson

/s/ Wayne A. Whitener	Director
Wayne A. Whitener